UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 17, 2018

Eagle Materials Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12984	75-2520779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas	75219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (214) 432-2000

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Information responsive to Item 5.02(e):

On May 17, 2018, the Compensation Committee approved the Eagle Materials Inc. Salaried Incentive Compensation Program for Fiscal Year 2019 (“Eagle Plan”), a copy of which is attached to this Report as Exhibit 10.1 and incorporated herein by reference. Under the terms of the Eagle Plan, a pool of 1.4% of the Company’s operating earnings for fiscal 2019 will be available to pay annual bonuses to participating officers, subject to reduction based on individual performance in fiscal 2019. The Compensation Committee also determined the applicable percentage of the bonus pool available for payment of the annual incentive bonus to the named executive officers participating in the Eagle Plan (David B. Powers, President and Chief Executive Officer, 24.0%; Michael Haack, Executive Vice President and Chief Operating Officer, 17.0%; D. Craig Kesler, Executive Vice President – Finance and Administration and Chief Financial Officer, 15.8%; Robert S. Stewart, Executive Vice President – Strategy, Corporate Development and Communications, 15.8%; and James H. Graass, Executive Vice President, General Counsel and Secretary, 15.8%).

The Compensation Committee also approved the Eagle Materials Inc. Special Situation Program for Fiscal Year 2019 (the “SSP”), a copy of which is attached to this Report as Exhibit 10.2 and incorporated herein by reference. Under the terms of the SSP, a pool of 0.2% of the Company’s EBITDA for fiscal 2019, plus any portions of bonus pools under the Eagle Plan, the divisional plans and subsidiary long-term compensation plans not paid out or earned, are available to pay annual bonuses to participating employees from the SSP.

Also on May 17, 2018, the Compensation Committee, as part of its annual compensation review, approved long-term incentive equity awards under the Eagle Materials Inc. Amended and Restated Incentive Plan (“Incentive Plan”) to a group of the Company’s officers, including its named executive officers. The awards are comprised of performance vesting stock options, performance vesting restricted stock, time vesting stock options and time vesting restricted stock. Each of the Company’s current named executive officers was granted stock options and/or restricted stock as a part of this award.

In order for the performance vesting stock options and restricted stock to be earned, the Company must achieve a performance vesting criterion based on the Company’s average return on equity measured at the end of fiscal 2019. One-fourth of any earned stock options and restricted stock will vest immediately and one-fourth on each of the next three fiscal year-ends (assuming continued service by the relevant officer). Any stock options or restricted stock that are not earned at the end of fiscal 2019 upon the determination of the achievement of the performance vesting criterion will be forfeited. The terms and conditions of the performance vesting stock options and restricted stock will be substantially the same as awards made in fiscal 2018. As in the case of prior equity awards, the stock options and restricted stock will also vest upon a change in control of the Company.

The time vesting stock options and restricted stock will vest ratably over the four fiscal year-ends following the date of grant (assuming continued service by the relevant officer). The terms and conditions of the stock options and restricted stock will be substantially the same as previous time vesting equity awards. As in the case of prior equity awards, the time vesting stock options and restricted stock will also vest upon a change in control of the Company.

In accordance with the terms of the Company’s Incentive Plan, the exercise price of the stock options (whether time vesting or performance vesting) is the closing price of the Company’s Common Stock on the date of grant, May 17, 2018 ($106.24). The following table shows the stock options and restricted stock granted to each of the Company’s named executive officers effective May 17, 2018:

Name	Number of Performance Vesting Stock Options	Shares of Performance Vesting Restricted Stock	Number of Time Vesting Stock Options	Shares of Time Vesting Restricted Stock
David B. Powers	—	19,767	—	16,473
D. Craig Kesler	7,937	2,542	6,614	2,118
Michael Haack	9,701	3,107	8,084	2,589
Robert S. Stewart	—	5,083	—	4,236
James H. Graass	—	4,519	—	3,766

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

10.1	Eagle Materials Inc. Salaried Incentive Compensation Program for Fiscal Year 2019

10.2	Eagle Materials Inc. Special Situation Program for Fiscal Year 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ James H. Graass
James H. Graass
Executive Vice President, General Counsel and Secretary

Date: May 23, 2018